Exhibit 99.08

Cycle Country Discusses 2nd Quarter Earnings; Company Reiterates
$.40 Cents 2005 EPS Guidance and Projects 25% EPS Increase for
2006

MILFORD, Iowa, May 16, 2005 (BUSINESS WIRE) -- Cycle Country Accessories Corporation (ATC), the industry leader in the design and manufacturing of custom-fitting accessories for utility all-terrain vehicles, today announced preliminary results for second quarter fiscal 2005. The complete filing is available at www.SEC.gov. A conference call has been scheduled for tomorrow, Tuesday, May 17th at 10:00 am EDT.

Participants may dial into 1-800-683-1575 or for international callers 1-973-935-2106. When prompted, listeners must enter the conference ID number 6079976.

The telephonic replay of the conference call will be available until May 24th. To access the conference replay, participants will dial into 1-877-519-4471, international at 1-973-341-3080.
When prompted, they must enter the conference ID number 6079976. A link to the conference call will also be available on Cycle Country's website.

About Cycle Country Accessories Corporation

Cycle Country, with over 50% of the worldwide market in several product categories, is the industry leader in the design and manufacturing of custom-fitting accessories for virtually every brand of utility all-terrain vehicles (ATV's).

To view the company information, updates, the latest SEC filings or past news releases, go to the company's web site at www.cyclecountry.com and click on the Investor Relations heading.
Please direct any financial questions to Theresia Whitfield at Magellan Financial Media Group, LLC (317) 867-2839.

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and the statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe", "expect", "estimate", "potential", or future/conditional verbs such as "will", "should", and "could".

SOURCE: Cycle Country Accessories Corporation